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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 1998

                          RACING CHAMPIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

             0-22635                                         36-4088307
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     (Commission File Number)                      (I.R.S. Employer I.D. Number)


                 800 Roosevelt Road
               Building C, Suite 320
                Glen Ellyn, Illinois                                60137
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      (Address of Principal Executive Offices)                    (Zip Code)

                                  630-790-3507
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              (Registrant's telephone number; including area code)


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Item 2.  Acquisition or Disposition of Assets.

         On June  12,  1998,  the  merger  between  Wheels  Sports  Group,  Inc.
("Wheels") and WSG Acquisition, Inc., a wholly owned subsidiary of Racing Champions Corporation (the "Company"), pursuant to which Wheels became a wholly owned subsidiary of the Company, was completed. Pursuant to the merger, 5,330,253 shares of Wheels common stock outstanding were converted at an exchange ratio of 0.51 into approximately 2,718,429 shares of the Company's common stock (excluding fractional shares, which are to be paid in cash at a price of $11.72 for each share of the Company's common stock). Following the consummation of the merger, the Company also filed the First Amendment to its Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock from 20,000,000 shares to 28,000,000 shares.

         In connection with the merger, the Company and its subsidiaries entered into Amendment No. 3 to the Amended and Restated Credit Agreement with BankBoston, N.A., as lender and agent, and certain other lenders named therein (the "Amendment"). The Amendment provides the Company with a term loan of $25 million and a revolving credit facility of up to $12 million. On June 12, 1998, the Company borrowed approximately $15.9 million pursuant to the Amendment, of which approximately $12.1 million was used to fund the repayment of Wheels' credit facility with Credit Agricole Indosuez, $700,000 was used to fund the repayment of Wheels' credit facility with Peoples Bank and $2.9 million was used to fund the final payment in connection with Wheels' acquisition of High Performance Sports Marketing, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.

                  The following financial statements are included in the Company's Registration Statement on Form S-4, as amended (Registration No. 333-50865), relating to the merger, and are incorporated herein by reference:
(1) the audited consolidated financial statements of Wheels Sports Group, Inc. at December 31, 1997 and 1996 and for the three years ended December 31, 1997;
(2) the audited financial statements of High Performance Sports Marketing, Inc. at December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997; and (3) the audited financial statements of Press Pass Partners at December 31, 1997 and 1996 and for the three years ended December 31, 1997. It is not practical to provide unaudited financial statements of the business acquired as of and for the three months ended March 31, 1998 at this

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time.  Such  unaudited  financial  statements  are  expected  to be filed in an amendment to this Form 8-K no later than August 26, 1998.

         (b)      Pro forma financial information.

                  The unaudited pro forma condensed combined financial information as of December 31, 1997 and for the two years ended December 31, 1997 is included in the Company's Registration Statement on Form S-4, as amended (Registration No. 333-50865), relating to the merger, and is incorporated herein by reference. It is not practical to provide unaudited pro forma financial information as of and for the three months ended March 31, 1998 at this time. Such pro forma financial information is expected to be filed in an amendment to this Form 8-K no later than August 26, 1998.

         (c)      Exhibits

                  2.1--Amended and Restated Agreement and Plan of Merger,  dated as of December 4, 1997,  among Wheels  Sports  Group,
                        Inc.,   Racing   Champions    Corporation   and   WSG
                        Acquisition,   Inc.  (incorporated  by  reference  to
                        Exhibit   2.1  to  Racing   Champions'   Registration
                        Statement on Form S-4 (File No. 333-50865) filed with the Securities and Exchange Commission on April 23,
                        1998).

                  2.1--Stockholder Agreement, dated as of December 4, 1997, as amended, between Racing Champions Corporation and Howard L. Correll, Jr. (incorporated by reference to
                        Exhibit 2.2 to Racing Champions' Registration Statement on Form S-4 (File No. 333-50865) filed with the Securities and Exchange Commission on April 23,
                        1998).

                  23.1--Consent of Arthur Andersen LLP.

                  23.2--Consent of Coopers & Lybrand L.L.P.

                  23.3--Consent of Chesier & Fuller L.L.P.

                  23.4--Consent of Burnett & Sneed.

                  99.1--Amendment  No.  3  to  Amended   and   Restated   Credit
                         Agreement, dated as of June 11, 1998, by and among the Company, Racing Champions, Inc., BankBoston, N.A., as lender and agent, and the other lenders party thereto.

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                  99.2--First Amendment to Amended and Restated Certificate of
                         Incorporation of the Company.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Racing Champions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RACING CHAMPIONS CORPORATION
Date:  June 29, 1998
                                            BY /s/ Robert E. Dods
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                                              Robert E. Dods, President







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